Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 of Americas Silver Corporation of our report dated March 5, 2018 relating to the consolidated financial statements of Americas Silver Corporation as at and for the years ended December 31, 2017 and 2016, and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the Registration Statement on Form F-10 of Americas Silver Corporation.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 4, 2019